UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

VISTEON CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 14, 2008.
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.
The 2008 Notice of Annual Meeting of Stockholders and Proxy Statement, 2007 Annual Report to Stockholders, Proxy Card and any amendments to the foregoing required to be furnished to Stockholders are available at www.proxyvote.com.
To view this material, have the 12-digit Control #(s) available and visit: www.proxyvote.com and follow the instructions.

If you want to receive a paper or e-mail copy of the above listed documents you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below on or before May 1, 2008.
To request material:            Internet: www.proxyvote.com            Telephone: 1-800-579-1639            **Email: sendmaterial@proxyvote.com
** If requesting material by e-mail please send a blank e-mail with the 12-digit Control# (located on the following page) in the subject line.
Requests, instructions and other inquiries will NOT be forwarded to your investment advisor.

VISTEON CORPORATION
VISTEON CORPORATION ONE VILLAGE CENTER DRIVE VAN BUREN TOWNSHIP, MI 48111
Vote In Person
Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting you will need to request a ballot to vote these shares.

Vote By Internet
To vote now by Internet, go to WWW.PROXYVOTE.COM. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 13, 2008. Have your notice in hand when you access the web site and follow the instructions.

Meeting Location
The Annual Meeting for holders as of 03/24/08
is to be held on 05/14/08 at 11:00 A.M. Eastern Time
at:    Hotel du Pont
         11th & Market Streets
         Wilmington, Delaware

DIRECTIONS TO HOTEL DU PONT
From Philadelphia on I-95 South
1.	Take I-95 South through Chester to Wilmington.

2.	Follow I-95 South to Delaware Exit 7A marked “52 South Delaware Avenue”.

3.	Follow exit road (11th Street) to intersection with Delaware Avenue marked “52 South, Business District”.

4.	At the Delaware intersection, bear left, continuing on 11th Street.

5.	Follow 11th Street through four traffic lights. Hotel du Pont is on the right.
Valet Parking is available at Hotel entrance. For self-parking, turn left on Orange Street, Car Park is on left.
From Baltimore on I-95 North
1.	Follow I-95 North to Wilmington, take Exit 7 marked “Route 52, Delaware Ave”.

2.	From right lane, take Exit 7 onto Adams Street.

3.	At the third traffic light on Adams Street, turn right. Follow sign marked “52 South, Business District”.

4.	At the intersection of Delaware Avenue, bear left, continuing on 11th Street.

5.	Follow 11th Street through four traffic lights. Hotel du Pont is on the right.
Valet Parking is available at Hotel entrance. For self-parking, turn left on Orange Street, Car Park is on left.

Voting items
Proposals  to  be voted on at  our 2008 Annual Meeting of Stockholders are listed below along with the Board of Directors’ recommendations.
The Board of Directors recommends a vote FOR all Director Nominees and FOR Proposals 2 and 3.

1.	Elect eight directors to the Board of Directors.

Nominees:

01) William H. Gray, III, 02) Steven K. Hamp, 03) Patricia L. Higgins, 04) Michael F. Johnston, 05) Karl J. Krapek, 06) Alex J. Mandl, 07) Richard J. Taggart, and 08) James D. Thornton.

2.	Ratify the appointment of PricewaterhouseCoopers LLP as Visteon’s independent registered public accounting firm for fiscal year 2008.

3.	Approve amendments to Visteon’s 2004 Incentive Plan.

The Board of Directors recommends a vote AGAINST Proposal 4.

4.	If presented, consideration of a stockholder proposal regarding the ability of a stockholder to call special meetings.
This Notice also constitutes notice of the 2008 Annual Meeting of Stockholders. The proxies are authorized to vote, in their discretion, for a substitute should any director nominee become unavailable for election and upon such other business as may properly come before the meeting.